Exhibit 16.1

C/F/R

CROSS, FERNANDEZ & RILEY, LIP
Accountants & Consultants

August 19, 2009

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Gen2Media Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated August 19, 2009, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Cross, Fernandez & Riley, LLP

Cross, Fernandez & Riley, LLP